Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in PPL Corporation’s Registration Statements on Form S-3 (Nos. 333-116478, 333-116478-01, 333-116478-02, 333-85716, 333-85716-01, 333-85716-02, 333-106200, 333-106200-01, 333-132574, 333-132574-01, 333-132574-02, and 333-132574-03), the Registration Statements on Form S-3D (Nos. 333-128543 and 333-102845), and the Registration Statements on Form S-8 (Nos. 333-02003, 333-112453, 333-110372, and 333-95967) of our report dated February 26, 2007, except for Note 10, as to which the date is June 20, 2007, with respect to the consolidated financial statements and schedule of PPL Corporation, and of our report dated February 26, 2007 with respect to PPL Corporation’s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PPL Corporation, included in the attached exhibit to Form 8-K.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 20, 2007